UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   Form 8-K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 5, 2002


                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                ----------------------------------------------
            (Exact Name of registrant as specified in its charter)


               (Purchaser of the Providian Master Trust)






United States                000-22305                     22-2382028
-------------                ---------                     ----------


(State or other              (Commission File              (I.R.S. Employer
Jurisdiction of              Number)                       Identification No.)
Incorporation)


                   White Clay Center Building 200 Route 273
                            Newark, Delaware 19711
                            ----------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code:  (302) 575-5000.

Item 5. Other Events.
--------------------

     Chase Manhattan Bank USA, National Association ("Chase USA"), has acquired the interests of Providian National Bank in the Providian Master Trust (the "Trust"), and in the related credit card accounts, effective February 5, 2002. In connection with such acquisition, Chase USA has contributed or sold such interests in the Trust to its wholly owned special purpose subsidiary, Card Acquisition Funding LLC ("LLC") and LLC has assumed the obligations of the transferor under the Pooling and Servicing Agreement. Chase USA will sell to LLC on an ongoing basis all receivables originated in such credit card accounts and LLC will, in its capacity as transferor under the Pooling and Servicing Agreement, transfer such receivables to the Trust. In connection with the acquisition, Chase USA has assumed the obligations of Providian National Bank as servicer of the receivables in the Trust.

Item 7. Exhibits.
----------------
Exhibit 99.1
               Amended and Restated Pooling and Servicing Agreement, dated as of February 5, 2002, among Chase Manhattan Bank USA, National Association, as Servicer, Card Acquisition Funding LLC, as Transferor, and Bankers Trust Company, as Trustee.


Exhibit 99.2

               Receivables Purchase Agreement, dated as of February 5, 2002, among Chase Manhattan Bank USA, National Association, as Seller, Card Acquisition Funding LLC, as Purchaser, and Bankers Trust Company, as Trustee.


Exhibit 99.3

               Omnibus Amendment to the Series Supplements, dated as of February 5, 2002, among Chase Manhattan Bank USA, National Association, as Seller and Servicer, Card Acquisition Funding LLC, as Transferor, and Bankers Trust Company, as Trustee.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CHASE MANHATTAN BANK USA,
                                                     NATIONAL ASSOCIATION



                                                     By:  /s/ Patricia Garvey
                                                        ---------------------
                                                     Name:   Patricia Garvey
                                                     Title:  Vice President



Date: February 15, 2002